SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                             1934.


                 Date of Report: July 2, 1997


                CONCORDE STRATEGIES GROUP, INC,

       (Exact name of registrant as specified in its charter)


Colorado                      33-21546-D               84-1108035
(State or other          Commission File             (IRS Employer
 Jurisdiction of            Number)                   Identification No.)



       444 Madison Avenue, Suite 1710, New York, NY 10022
     (Address of Principal Executive Offices)    (Zip Code)




   Registrant's telephone number, including area code: (212)
                            317-0060






   Former Name or Former Address If Changed Since Last Report

Item 2. Acquisition or Disposition of Assets

     Pursuant to the Agreement and Plan of Reorganization entered into with Concorde Management, Ltd. (formerly Concorde Strategies Group, Ltd.) on September 23, 1996, and in anticipation of receiving audited financial statements, Registrant has completed the acquisition of Concorde Management, Ltd. and its wholly owned subsidiary, L'Abbigliamento, Ltd. The Agreement and Plan of Reorganization was filed as an Exhibit to Form 8-K dated November 15, 1996 and is incorporated herein by reference. The acquisition was completed through a tax-free exchange of securities by Registrant's issuance of 1,800,000 shares of its common stock in exchange for all of the issued and outstanding common shares of Concorde Management, Ltd.

Item 5. Other Events

     Registrant entered into a Letter of Intent with Meridian
     Equities Company to act as the Placement Agent for a proposed private placement offering of securities, pursuant to Regulation D, Rule 504 promulgated under the Securities Act of 1933, as amended.

     It is currently planned that the proposed Offering will commence in early July, 1997 and will consist of up to 200,000 units (the "Units") at a purchase price of three dollars ($3.00) per Unit for an aggregate Offering price of $600,000. The first 100,000 Units will be offered on a "best efforts all or none" basis. Therefore, unless Units representing aggregate subscriptions of 100,000 Units, or $300,000, are sold by October 30, 1997, the Termination Date, which may be extended at the sole option of the Placement Agent for one additional period of 30 days, no Units will be sold and all funds of Subscribers will be returned without interest or deduction for expenses of this Offering. The balance of 100,000 additional Units will be offered on a "best efforts" basis until the Termination Date (as may be extended) or until all Units are sold, whichever occurs sooner.

     Each Unit will consist of one (1) share of non dividend bearing Series B Convertible Preferred Stock, no par value per share and one (1) warrant. Each share of Preferred Stock is convertible into two (2) shares of the Company's common stock, no par value per share after one (1) year from the date of issuance thereof and for a period of four (4) years thereafter. Each Warrant entitles the holder to purchase one
     (1) share of Common Stock at a price of $2.00 after six (6) months from the date of issuance thereof and for a period of two and one-half (2 1/2) years thereafter. The Warrants are redeemable by the Company at a price of $.05 per Warrant commencing thirteen (13) months after the date of their issuance and prior to their expiration, provided that (I) prior notice of not less than 30 days is given to the holders of the Warrants and (ii) the closing sale price of the Common Stock as reported on the NASD Electronic Bulletin Board or NASDAQ, as the case may be, for 20 consecutive trading days ending on the tenth day prior to the date on which the Company gives notice of redemption, has been at least $3.20, 160% of the exercise price of the Warrants. The minimum Offering shall be one hundred thousand (100,000) Units ($300,000) and the maximum Offering shall be two hundred thousand (200,000) Units ($600,000). The Offering period for the sale of the Units will continue up to and including October 30, 1997, which may be extended at the sole option of the Placement Agent for one (1) additional period of thirty (30) days. The minimum purchase shall be 500 Units ($1,500).

  Item 7. Financial Statements and Pro Forma Financial Statements

     (a) and (b) Financial statements of the acquired company, Concorde Management, Ltd., and its wholly owned subsidiary, L'Abbigliamento, Ltd. and pro-forma financial information will be filed by amendment to this Form 8-K Report before August 31, 1997 (the expiration of 60 days from the date that this Form 8-K Report was filed).



                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 1997                CONCORDE STRATEGIES GROUP, INC.


                                   By: /s/ Robert Gordon
                                       Robert Gordon, President